THE  SHARES  REPRESENTED  BY THIS  CERTIFICATE  HAVE NOT BEEN
   REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE '1933 ACT') OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED iN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR WITHOUT AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO RTI INC. THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.


                                       SERIES B PREFERRED STOCK CERTIFICATE

                                                           Shares
   No. B-

                                                     RTI INC.

         (Incorporated under the laws of the Slate of New York)


           THIS IS TO CERTIFY THAT

   is the registered owner of

   fully paid and nonassessable shares of Series B Preferred Stock, $.05 par value, of RTI INC., transferable on the books of the Corporation by the registered owner in person or by duly authorized at~omey upon surrender of this certificate properly endorsed.

           WITNESS the seal of the Corporation and the signatures of its duly authorized officers.
           Dated:          July
                      1997
                                              Theo W. Muller Chief Executive
                                                    Officer

   (SEAL]

                                               Rockney D. Bacchus
                                                Secretary





   The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of each series of preferred shares so far as the same have been fixed and the authority of the board of directors of the Corporation to designate and fix the relative rights, preferences and limitations of other series of preferred shares.